UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2015

MRV COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

20415 Nordhoff Street, Chatsworth, CA 91311
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Grant of Restricted Stock and Options to Certain Named Executive Officers.

The Board of Directors of the Company approved annual equity grants to certain key employees, effective June 1, 2015.

Name	Title	Number of Options	Number of Shares of Restricted Stock
Mark J. Bonney	Chief Executive Officer	65,000	25,000
Stephen G. Krulik	Chief Financial Officer	15,000	7,500

The equity grants occurred on June 1, 2015, and the shares of restricted stock for Mr. Bonney and Mr. Krulik will vest in three equal annual installments commencing on the first anniversary of the grant date, subject in each case to the executive’s continuing employment. The stock options have an exercise price equal to the fair market value per share on the option grant date, which was $9.63 per share. The options will vest in three equal annual installments commencing on the first anniversary of the grant date.

The foregoing description of the terms of the restricted stock and stock option grants is not complete and is qualified in its entirety by reference to the Form of MRV Communications, Inc. 2015 Long-Term Incentive Plan Restricted Stock Agreement and the Form of MRV Communications, Inc. 2015 Long-Term Incentive Plan Stock Option Agreement, as furnished as exhibits herewith.

Item 8.01     Other Events

Appointment of Paula Winner Barnett as Chief Legal Officer and Corporate Secretary

On May 29, 2015, MRV Communications, Inc. (“MRV” or the “Company”) appointed Paula Winner Barnett as its Chief Legal Officer and Corporate Secretary.

Previously, from October 2013, Ms. Barnett had been the Corporate Counsel and Corporate Secretary of Superior Industries International, a publicly-traded (NYSE:SUP) manufacturer of aluminum wheels for passenger cars and light-duty vehicles. From February 2010 to October 2013, Ms. Barnett was Associate General Counsel at MRV. Prior to MRV, Ms. Barnett served as general counsel for companies in multiple industries and worked as an associate in law firms. Ms. Barnett is a member of the California Bar. She received her B.A. in Economics from Columbia University and her J.D. from the Columbia University School of Law.

There are no arrangements or understandings between Ms. Barnett and any other persons pursuant to which she was selected as Chief Legal Officer and Corporate Secretary. There are also no family relationships between Ms. Barnett and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Barnett’s appointment as Chief Legal Officer and Corporate Secretary, the Company entered into a letter agreement (the “Letter Agreement”) with Ms. Barnett dated May 28, 2015.

The Letter Agreement does not provide for employment for a specified term and Ms. Barnett’s employment will be on an at-will basis. Under the Letter Agreement, Ms. Barnett will receive a base salary at an initial annual rate of $215,000, an annual target bonus opportunity equal to 35% of her annual base salary, and an initial equity grant of 6,000 stock options and 2,000 shares of restricted stock.

Item 9.01      Financial Statements and Exhibits.

(d)

Exhibit 10.1	Form of MRV Communications, Inc. 2015 Long-Term Incentive Plan Restricted Stock Agreement.

Exhibit 10.2	Form of MRV Communications, Inc. 2015 Long-Term Incentive Plan Stock Option Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 4, 2015

MRV COMMUNICATIONS, INC.

	By:	/s/ Stephen G. Krulik
Stephen G. Krulik
Chief Financial Officer